Exhibit 10.1


                    Amended and Restated Management Agreement

         This Amended and Restated Management Agreement ("Agreement") is entered into effective as of October 17, 2002 (the "Effective Date") between Primecore Mortgage Trust, Inc., a Maryland corporation (the "Company" or the "REIT"), and Primecore Funding Group, Inc., a California corporation (the "Manager"). This Agreement is intended to amend and restate, in one full and complete document, the entire agreement of the parties with respect to the matters set forth herein, and restates and amends the Management Agreement dated March 30, 1999, as previously amended on October 1, 2000 and January 2, 2002.

         The Company wishes to continue its retention of the Manager to manage the investments of the Company and to perform administrative services for the Company on the following terms.

        Section 1.         Definitions.

     (a) "affiliate" means, with respect to any person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such person.

     (b) "Affiliate Agreement" means the Agreement Regarding Affiliate Loans that the Manager and the Company are entering into concurrently herewith, and as to which this Agreement constitutes additional consideration.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d)  "governing   instruments,"   means  the  articles  or  certificate  of
incorporation or other charter, as the case may be, and bylaws of the Company and its subsidiaries.

     (e) "mortgage loans" means construction, mixed use, land acquisition and development loans primarily secured by mortgages or deeds of trust on real estate properties.

     (f) "REIT' means Real Estate Investment Trust as defined under Section 856 of the Code.

     (g) "REIT Provisions of the Code" refers to Sections 856 through 860 of the Code.

     (h) "REO Property" and "REO Properties" means each property and all properties as to which the Company had a deed of trust and as to which the Company has assumed ownership either through foreclosure, deed in lieu of foreclosure or other means.

     (i) "unaffiliated directors" refers to those members of the Board of Directors of the Company, if any, who are not officers or employees of the Company nor officers, directors or affiliates of the Manager.

         Section 2.        General Duties of the Manager.

     (a) Administrative Services Provided by the Manager. The Manager will be responsible for the day-to-day operations of the Company subject to oversight by the Company's Board of Directors and shall perform services relating to the assets and operations of the Company as may be appropriate, including:

     1. Representing the Company in connection with the origination and purchase of mortgage loans;


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     2. In accordance  with the directions of the Company's  Board of Directors, investing or reinvesting any money of the Company;

     3. Furnishing reports and statistical and economic research to the Company regarding the Company's real estate investment activities and the performance of its portfolio of mortgage loans;

     4. Administering the day-to-day operations of the Company and performing administrative functions necessary in the management of the Company, including the collection of revenues, the payment of the Company's expenses, debts and obligations and the maintenance of appropriate computer services to perform such administrative functions;

     5. Counseling the Company in connection with policy decisions to be made by the Board of Directors;

     6. Overseeing the servicing of the Company's mortgage loans;

     7. Establishing underwriting, appraisal and quality control procedures for the mortgage loans made or acquired by the Company;

     8. Conducting a legal document review of each mortgage loan acquired to verify the accuracy and completeness of the information contained in the security instruments and other pertinent documents in the mortgage loan file;

     9. Providing the Company with data processing, legal and administrative services to the extent required to implement the business strategy of the Company;

     10. Providing services necessary for compliance by the Company with all federal, state and local regulatory requirements applicable to the Company in respect of its business activities, including maintaining books and records and preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings;

     11. Providing services necessary to enable the Company to make required federal, state and local tax filings and reports and generally enable the Company to maintain its status as a REIT, including, but not limited to, soliciting stockholders for required information to the extent required by the REIT provisions of the Code;

     12. Communicating on behalf of the Company with the stockholders of the Company as required to satisfy any reporting requirements and to maintain effective relations with such stockholders; and

     13. Performing such other services as may be required from time to time for management and other activities relating to the assets and growth of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances.

     (b) Administrative Services Provided by Subcontractors. The Manager may enter into subcontracts with other parties to provide any such services to the Company, so long as it exercises reasonable care in the selection of such subcontractors.

     (c) Cooperation of the Company. The Company agrees to take all actions reasonably required to permit the Manager to carry out its duties and obligations. The Company further agrees to make available all materials reasonably required to enable the Manager to satisfy its obligations to deliver financial statements and any other information or reports with respect to the Company.

         Section 3. Additional Activities of the Manager. Nothing in this agreement shall prevent the Manager or any of its officers, directors, employees or affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including the purchase of, or advisory service to others investing in, any type of real estate investment, including

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investments which meet the principal investment objectives of the Company, except that the Manager and its officers, directors and employees shall not provide any such services to any mortgage REIT other than the Company or another REIT sponsored by the Manager or its affiliates which has operating policies and strategies different in one or more material respects from those of the Company. Directors, officers, employees and agents of the Manager or affiliates of the Manager may serve as trustees, directors, officers, employees, agents, nominees or signatories for the Company or any subsidiary of the Company, to the extent permitted by their governing instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company's governing instruments.

         Section 4. Bank Accounts. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any subsidiary of the Company, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any subsidiary of the Company.

         Section 5. Records. The Manager shall maintain appropriate books of account and records relating to services performed, and such books of account and records shall be accessible for inspection by representatives of the Company or any subsidiary of the Company at any time during normal business hours.

         Section 6.        Compensation of the Manager.

(a) For Period Through December 31, 2002. Through December 31, 2002, the Manager shall receive a monthly management fee equal to the sum of (1) .25% per month, or 3% per annum, of the total amount of the Company's interest in the face amount of the notes which evidence the outstanding mortgage loan portfolio balance, and (2) the face amount of any note that was previously secured by any REO Property that is held by the Company, all as calculated by the Manager and payable on the last day of each month.

     (b) For Period Beginning January 1, 2003. Beginning January 1, 2003, the Manager shall receive compensation consisting of a base fee, and, to the extent provided below, certain bonuses (the "Performance Bonuses") as follows:

     1. Base Fee. The Manager shall be entitled to receive a base fee, payable on the last day of each month, equal to 3.125 % per annum or 0.26% per month, of the total carrying amount of all the Company's loans, ADC contracts and REO Properties on the last day of each month, as determined under Generally Accepted Accounting Principles.

     2. Cash Flow Bonus. The Manager shall be entitled to receive a bonus (the "Cash Flow Bonus"), payable on a quarterly basis on the last day of each calendar quarter. The Cash Flow Bonus will be calculated by first determining the cash flow percentage (the "Cash Flow Percentage") which is obtained by dividing the total amount of repayments of loans, ADC contracts and REO properties ("Repayments") collected during the previous four quarters (including the calculation quarter) by the balance of loan commitments at that date which is one year prior to the calculation date. If the resultant Cash Flow Percentage is less than 25%, then the Cash Flow Bonus shall be 0.0% of Repayments. If the Cash Flow Percentage is between 25% and 34%, then the Cash Flow Bonus shall be
0.05 % of Repayments; if the Cash Flow Percentage is between 35% and 44%, then the Cash Flow Bonus shall be 0.1% of Repayments; and ; if the Cash Flow Percentage is 45% or higher, then the Cash Flow Bonus shall be 0.2% of Repayments.

     3. Return Bonus. The Manager shall be entitled to receive a bonus (the "Return Bonus"), if applicable, calculated and due on the last day of each calendar quarter. The Return Bonus shall be calculated according to the form attached as Schedule A to this Agreement.

         Section 7.        Expenses.

     (a) Expenses Borne by the Manager. Without regard to the compensation received by the Manager, the Manager shall bear the following expenses:


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     1. Employment expenses of the personnel employed by the Manager, including, but not limited to, salaries, wages, payroll taxes, and the cost of employee benefit plans;

     2. Rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses (such as asset/liability software, modeling software and other software and hardware) of the Manager needed in order to perform its duties as set forth herein;

     3. Bookkeeping fees and expenses including any costs of computer services, other than in connection with communications to security holders of the Company;

     4. Miscellaneous administrative expenses incurred in supervising and monitoring the Company's investments or any subsidiary's investments or relating to performance by the Manager of its functions;

     5. Fees and expenses paid to advisors under agreements with the Manager;

     6. Expenses connected with the acquisition of the Company's assets and mortgage loans;

     7. Expenses related to the servicing of the Company's mortgage loans; and

     8. Travel and related expenses of personnel of the Manager when attending meetings or performing other business activities which relate to the Company or any subsidiary of the Company.

     (b) Expenses Borne by the Company. The Company or any subsidiary of the Company shall pay all of its expenses except those which are the specific responsibility of the Manager pursuant to this agreement; and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company or any subsidiary of the Company shall not be paid by the Manager:

     1. The cost of borrowed money;

     2. All taxes applicable to the Company or any subsidiary of the Company including interest and penalties;

     3. Legal, accounting and auditing fees and expenses relating to the Company's or any subsidiary's operations;

     4. Expenses relating to any office or office facilities maintained by the Company or any subsidiary of the Company exclusive of the office of the Manager;

     5. Expenses connected with the ownership and disposition of the Company's or any subsidiary's assets, including, but not limited to, costs of completion, foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the Company or any subsidiary of the Company;

     6. Legal, audit, accounting, underwriting, brokerage, listing, rating agency, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's or any subsidiary's equity securities or debt securities;

     7. The expenses of organizing, modifying or dissolving the Company or any subsidiary of the Company;

     8. All insurance costs incurred in connection with the Company or any subsidiary of the Company;


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     9.   Expenses   connected   with  payments  of  dividends  or  interest  or
distributions in any other form made or caused to be made by the Board of Directors to holders of the securities of the Company or any subsidiary of the Company;

     10. Expenses connected with the structuring and issuance of mortgage securities by the Company or any subsidiary of the Company, including but not limited to trustee's fees, insurance premiums, and costs of required credit enhancements;

     11. Travel and related expenses of the directors of the Company when attending meetings or performing other business activities which relate to the Company;

     12. All expenses of third parties connected with communications to holders of equity securities or debt securities of the Company or any subsidiary of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any subsidiary's securities and reports to third parties required under any indenture to which the Company or any subsidiary of the Company is a party;

     13. Transfer agent's and registrar's fees and charges;

     14. Fees and expenses paid to trustees or directors of the Company or any subsidiary of the Company, the cost of director and officer liability insurance and premiums for fidelity and errors and omissions insurance;

     15. Any judgment rendered against the Company or any subsidiary of the Company, or against any trustee or director of the Company or any subsidiary of the Company in his capacity as such for which the Company or any subsidiary of the Company is required to indemnify such trustee or director, or any court or governmental agency; and

     16. Other miscellaneous expenses of the Company or any subsidiary of the Company that are not specified expenses of the Manager under this Agreement.

        Section 8. Limits of Manager Responsibility; Indemnification. The Manager assumes no responsibility under this Agreement other than to render the services called for in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager. The Manager, its directors, officers, stockholders and employees will not be liable to the Company, any subsidiary of the Company, its subsidiary's stockholders or the unaffiliated directors for any acts or omissions by the Manager, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under this Agreement. The Company and its subsidiaries shall reimburse, indemnify and hold harmless the Manager, its directors, officers, stockholders and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including, without limitation, attorneys' fees, in respect of or arising from any acts or omissions of the Manager, its stockholders, directors, officers and employees made in good faith in the performance of the Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

         Section 9.        Term; Termination Fee.

     (a) This amended agreement shall commence January 1, 2001 and shall continue until January 1, 2004, and shall be renewed automatically for successive one-year periods beginning January 1,2004.

     (b) In addition to such further liability or obligation of either party to the other due upon termination of this Agreement, if this Agreement is terminated without cause (as "cause" is defined below), or in the case of any determination by the Company to liquidate its assets other than in the normal course of business or wind-up its affairs, the Company shall pay the Manager a

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termination fee (the "Termination  Fee") in an amount equal to four percent (4%)
of the total commitment amount of all loans, ADC contracts and REO Properties as of the date of notice of termination or notice of intent to liquidate other than in the normal course of business, or wind up its affairs. The Termination Fee shall be paid within 30 days following the date that the notice of termination is given, provided further that the balance of any amount due from the Manager to the Company under the Agreement Regarding Affiliate Loans ("Affiliate Agreement"), entered into concurrently herewith, shall be paid out of the Termination Fee proceeds.

         Section 10. Termination by Company for Cause. At the option of the Company, this Agreement shall be and become terminated upon written notice of termination to the Manager if any of the following events shall occur. Termination for any of these events shall constitute termination for "cause":

     (a) If a majority of the unaffiliated directors, if any, determines that the Manager has violated this agreement in any material respect and, after notice of such violation, the Manager has failed to cure such violation within 60 days; or

     (b) There is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or

     (c) The Manager:

     1. ceases, or admits in writing its inability, to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors;

     2. applies for, or consents, by admission of material allegations of a petition or otherwise, to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator, or other similar official, of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 60 days;

     3. authorizes or files a voluntary petition in bankruptcy, or applies for or consents, by admission of material allegations of a petition or otherwise, to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or

     4. permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days.

     If any of the events specified above shall occur, the Manager shall give prompt written notice thereof to the Board of Directors upon the happening of such event.

         Section 11. Action Upon Termination. From and after the effective date of termination of this Agreement, except as otherwise specified, the Manager shall not be entitled to compensation for further services, but shall be paid all compensation accruing to the date of termination and any Termination Fee due under this Agreement. Upon such termination, the Manager shall:

     (a) After deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or any subsidiary of the Company all money collected and held for the account of the Company or any subsidiary of the Company pursuant to this Agreement;

     (b) Deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or any subsidiary of the Company; and


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     (c) Deliver to the Board of Directors all property and documents of the
Company or any subsidiary of the Company then in the custody of the Manager.

         Section 12. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company or any subsidiary of the Company held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or such subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any subsidiary of the Company any money or other property then held by the Manager for the account of the Company or any subsidiary of the Company under this Agreement, the Manager shall release such money or other property to the Company or such subsidiary of the Company within a reasonable period of time, but in no event later than the later to occur of (1) 30 days following such request and
(2) the earliest time following such request that remittance will not cause the Manager to violate any law or breach any agreement to which it or the Company is a party. The Manager shall not be liable to the Company, any subsidiaries of the Company, the unaffiliated directors, or the Company's or its subsidiaries' stockholders for any acts performed or omissions to act by the Company or any subsidiary of the Company in connection with the money or other property released to the Company or any subsidiary of the Company and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties. The Company and any subsidiary of the Company shall indemnify the Manager, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any subsidiary of the Company unless such expenses, losses, damages, liabilities, demands, charges and claims arise in connection with acts or omissions which constitute bad faith, willful misconduct, gross negligence or reckless disregard of its duties. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under this Agreement.

         Section 13.       Representations and Warranties.

     (a) The Company represents and warrants to the Manager as follows:

     1. The Company is duly organized, validly existing and in good standing under the laws of Maryland, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole.

     2. The Company has the power and authority to execute, deliver and perform this Agreement and all obligations required and has taken all necessary action to authorize this Agreement and the execution, delivery and performance of this Agreement and all obligations required. Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required. This Agreement has been, and each instrument or document required will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     3. The execution, delivery and performance of this Agreement and the documents or instruments required will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the

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Company,  or the  governing  instruments  of, or any  securities  issued by, the
Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the pledge of amounts payable to the Manager to secure the Manager's obligations to its lenders).

     (b) The Manager represents and warrants to the Company that:

     1. The Manager is duly organized, validly existing and in good standing under the laws of California, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole.

     2. The Manager has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required and has taken all necessary corporate action to authorize this Agreement and the execution, delivery and performance of this Agreement and all obligations required. Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required. This Agreement has been and each instrument or document required will be executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required when executed and delivered will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

     3. The execution, delivery and performance of this Agreement and the documents or instruments required, will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the governing instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets, or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

         Section 14. Notices. Unless expressly provided otherwise, all notices, requests, demands and other communications required or permitted under this agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand or (2) upon actual receipt of registered or certified mail, postage prepaid. The parties may deliver to each other notice by electronically transmitted facsimile copies provided that such facsimile notice is followed within twenty-four hours by any type of notice otherwise provided for in this paragraph. Any notice shall be duly addressed to the parties as follows:

(a) If to the Company:

                Board of Directors
                Primecore Mortgage Trust
                99 El Camino Real
                Menlo Park, CA 94025
                Fax: (650) 328-3066


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

         (b) If to the Manager:

                 Primecore Funding Group
                 99 El Camino Real
                 Menlo Park, CA 94025
                 Attn: Susan Fox, President
                 Fax: (650) 328-3066

         Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address.

         Section 15. Assignments. Except as set forth in this section, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, other than the pledge of amounts payable to the Manager to secure the Manager's obligations to its lenders, unless such assignment is consented to in writing by the Company. Any such consented assignment shall bind the assignee in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a REIT or other organization which is a successor, by merger, consolidation or purchase of assets, to the Company, in which case such successor organization shall be bound by this Agreement and by the terms of such assignment in the same manner as the Company is bound.

         Section 16. Entire Agreement. This Agreement is intended to amend and restate, in one full and complete document, the entire agreement of the parties with respect to the matters set forth herein, and restates and amends the Management Agreement dated March 30, 1999, as previously amended on October 1, 2000 and January 2, 2002. In the event that this Agreement is for any reason deemed to be invalid or unenforceable, or if the Affiliate Agreement, as to which this Agreement constitutes additional consideration, is for any reason deemed to be invalid or unenforceable, then the previous Management Agreement, as amended, shall be binding on the parties from the date of this Agreement forward, and this Agreement shall be of no force or effect; otherwise, this Agreement alone contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms. This Agreement may not be modified or amended other than by an agreement in writing.

         Section 17. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.

         Section 18. Mediation, Arbitration and Jury Trial Waiver. The parties acknowledge that there are significant costs and expenses, both monetary and otherwise, and possible delays in connection with the resolution of disputes through the judicial system. Accordingly, the parties agree that it would be in each of their best interests that any and all disputes, claims or controversies arising out of or relating to this Agreement or to the relationship that is contemplated by this Agreement, whether based on tort, contract, statutory, or equitable law, or otherwise, should first be submitted to mediation conducted under the auspices of a neutral, commercial mediation and arbitration firm, selected in accordance with Ca. Code Civ. Proc. Section 1281.6. The parties agree that participation in such a mediation shall be a precondition to seeking to enforce any alleged rights or claims. The parties further agree that if such mediation is unsuccessful, then any and all disputes, claims or controversies arising out of or relating to this Agreement or to the relationship that is

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

contemplated by this Agreement, whether based on tort, contract, statutory, or equitable law, or otherwise, shall be determined exclusively by binding arbitration under the Federal Arbitration Act, in conformity with the procedures of the California Arbitration Act (Ca. Code Civ. Proc. Section 1280, et. seq.); provided, however, that in addition to requirements imposed by law, such arbitration shall be conducted in San Mateo County, California under the commercial arbitration rules of a neutral, commercial mediation and arbitration firm, selected in accordance with Ca. Code Civ. Proc. Section 1281.6, and any arbitrator shall be a retired California Superior Court Judge who shall be subject to disqualification on the same grounds as would apply to a judge of such court. To the extent applicable in civil actions in California courts, the following shall apply and be observed: all rules of pleading (including the right of demurrer), all rules of evidence, all rights to resolution of the dispute by means of motions for summary judgment, judgment on the pleadings, and judgment under Code of Civil Procedure section 631.8. Resolution of the dispute shall be based solely upon the law governing the claims and defenses pleaded, and the arbitrator may not invoke any basis for decision other than such controlling law. As reasonably required to allow full use and benefit of this agreement's modifications to the Arbitration Act's procedures, the arbitrator shall extend the times set by the Arbitration Act for the giving of notices and settings of hearings. Awards exceeding $50,000 shall include the Arbitrator's written reasoned opinion, and, at either party's written request within twenty days after issuance of the award, shall be subject to review, reversal, remand, modification or reduction following review of the record and arguments of the parties by a second arbitrator who shall also be a retired California Superior Court Judge, and shall, as far as practicable, proceed according to the law and procedures applicable to appellate review by the California Court of Appeal of a civil judgment following court trial. Any court of competent jurisdiction in San Mateo County may enforce the provisions of this clause and any arbitration award, and any party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. In agreeing to the foregoing procedure, the parties understand, acknowledge and agree that each will be liable for an equal share of all costs of mediation and arbitration, except as otherwise provided herein or by law, and that there shall be no right to any trial by court or jury.

         Section 19. Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts.

         Section 21. Provisions Separable. Except as otherwise provided in
Section 16 of this Agreement, the provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


                                             Primecore Mortgage Trust, Inc.,
                                             a Maryland corporation



                                             By /s/ MICHAEL RIDER
                                                Michael Rider
                                                Chief Financial Officer



                                             Primecore Funding Group, Inc.,
                                             a California corporation



                                             By /s/ SUSAN FOX
                                                Susan Fox
                                                President

--------------------------------------------------------------------------------
1                 Accrual income before management fees and dividends
--------------------------------------------------------------------------------
2a                Management fee base
--------------------------------------------------------------------------------
2b                Management fee Cash Flow Bonus
--------------------------------------------------------------------------------
2c                Loan impairments
--------------------------------------------------------------------------------
3                 Add lines 2a through 2c
--------------------------------------------------------------------------------
4                 Return Bonus income (line 1 minus line 3)
--------------------------------------------------------------------------------
5                 Weighted average number of shares
--------------------------------------------------------------------------------
6                 Return Bonus income per share (line 4 divided by line 5)
--------------------------------------------------------------------------------
7                 Threshold (from Bonus Rate Table column 1)
--------------------------------------------------------------------------------
8                 Difference (line 6 - 7)
--------------------------------------------------------------------------------
9                 Bonus rate (from Bonus Rate Table column 4)
--------------------------------------------------------------------------------
10                Pay rate (multiply lines 8 and 9)
--------------------------------------------------------------------------------
11                Beginning rate (from Bonus Rate Table column 3)
--------------------------------------------------------------------------------
12                Bonus rate per share (add lines 10 and 12)
--------------------------------------------------------------------------------
13                Weighted average number of shares (enter line 5)
--------------------------------------------------------------------------------
14                Return Bonus (multiply lines 12 and 13)
--------------------------------------------------------------------------------




Quarterly Bonus Rate Table


--------------------------------------------------------------------------------
    If the Return Bonus income per share is:     Then the bonus rates are:
--------------------------------------------------------------------------------
 Greater than or       Less than or                        Bracket          Pay
--------------------------------------------------------------------------------
 equal to              equal to                              bonus         Rate
--------------------------------------------------------------------------------
  $ -                   $       0.44         $              -                0%
--------------------------------------------------------------------------------
  $ 0.45                $       0.59         $              -            1.250%
--------------------------------------------------------------------------------
  $ 0.60                $       0.74         $       0.0018750           1.875%
--------------------------------------------------------------------------------
  $ 0.75                $       0.89         $       0.0046875           2.500%
--------------------------------------------------------------------------------
  $ 0.90                and over             $       0.0084375           3.125%

--------------------------------------------------------------------------------


Definitions:

     1. Accrual income shall be the income computed for tax purposes.

     2c. Loan impairments shall be the determined as the difference, if greater than zero, between the accrued loan balance and the projected fair market value.

     5. Weighted average number of shares shall be calculated over the same period as the bonus calculation.






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